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                            ARTICLES OF AMENDMENT TO
                         THE ARTICLES OF INCORPORATION
                         OF PRETZEL TIME OF UTAH, INC.
                         (hereafter Pretzel Time, Inc.)


     The undersigned, Michael R. Ward, being the Vice President of Pretzel Time of Utah, Inc., a Utah corporation (the "Corporation"), hereby certifies the following:

     1. Article I of the Articles of Incorporation of the Corporation is deleted in its entirety and the following is substituted therefor:

                                   ARTICLE I

                                      NAME

     The name of this corporation is Pretzel Time, Inc. (the "Corporation").



                                 [End of Article I]

     2. This Amendment to the Articles of Incorporation was adopted by the Board of Directors of the Corporation in connection with an Agreement and Plan
of Merger dated as of January __, 2000.   No shareholder approval was required
to adopt the same.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Articles of Incorporation as of this _______ day of January, 2000.

                                       PRETZEL TIME OF UTAH, INC., a Utah
                                       corporation


                                       By________________________________
                                         Michael R. Ward, Vice President